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                                   EXHIBIT 21
























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            SUBSIDIARIES OF PROASSURANCE CORPORATION

Medical Assurance, Inc.
         The Medical Assurance Company, Inc. (Alabama)
                  Mutual Assurance Agency of Ohio, Inc. (Ohio)
                  Mutual Assurance Agency, Inc. (Alabama)
         Medical Assurance of West Virginia, Inc. (West Virginia)
         Specialty Underwriters Reinsurance Facility (Bermuda)
         Medical Assurance of Indiana Agency, Inc. (Indiana)
Professionals Group Inc.
         American  Insurance Management Corp.
         ProNational Insurance Agency, Inc.
         Professionals Group Services Corp.
         Professionals National Insurance Co., Ltd.
         MedAdvantage, Inc.
         ProNational Insurance Co.
                  PICOM Claims Services Corp.
                  Physicians Protective Plan Inc.
                  Red Mountain Casualty Co. (formerly ProNational Casualty Co.) MEEMIC Holdings, Inc.
                           MEEMIC Insurance Co.
                           MEEMIC Insurance Services Corp.
ProAssurance Group Services Corporation